UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2003

LEVEL 3 COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15658 (Commission File Number)	47-0210602 (IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)		80021 (Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Not Applicable

(Former name or former address, if changed from last report)

Item 5. Other Events and Regulation FD Disclosure

On July 1, 2003, Level 3 Communications, Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets, Inc. and certain other underwriters named therein (the “Underwriting Agreement”) relating to the offering by the Company of $373,750,000 aggregate principal amount of its Convertible Senior Notes due 2010 (the “Notes”), in an underwritten public offering. The Notes are convertible into shares of common stock at the option of the holder and are callable by the Company under certain circumstances. On July 8, 2003, the sale of the Notes was consummated. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Notes are being issued pursuant to an Amended and Restated Indenture, dated as of July 8, 2003 (the “Base Indenture”) and a First Supplemental Indenture, dated as of July 8, 2003 (the “Supplemental Indenture”). The Base Indenture amends and restates a Senior Debt Indenture, a form of which was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333- 68887). Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-53914), the “Registration Statement”) under the Securities Act of 1933, as amended.

A legality opinion issued by Willkie Farr & Gallagher is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:

Not Applicable

(b) Pro forma financial information:

Not Applicable

(c) Exhibits:

1.1	Underwriting Agreement, dated July 1, 2003, between the Company, Citigroup Global Markets, Inc. and certain other underwriters named therein (incorporated herein by reference).

4.1	Amended and Restated Indenture dated as of July 8, 2003, by and between the Company and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee (amends and restates the Senior Debt Indenture, a form of which was filed as an exhibit to the Company’s Registration Statement on Form S-3–File No. 333-68887) (incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of July 8, 2003, by and between the Company and The Bank of New York, as successor to IBJ Whitehall Bank & Trust Company, as trustee (incorporated herein by reference).

5.1	Opinion of Willkie Farr & Gallagher (incorporated herein by reference).

99.1	Press release dated as of July 8, 2003 relating to the offering of $373.75 million of the Company’s 2.875% Convertible Senior Notes due 2010.

Item 9. Regulation	FD Disclosure.

On July 8, 2003, the Company issued a press release announcing the sale of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ NEIL J. ECKSTEIN
Name:	Neil J. Eckstein
Title:	Senior Vice President

Date: July 8, 2003